                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              BANC ONE CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                 CHARLES F. ANDREWS, ASSISTANT GENERAL COUNSEL
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                            [Paste-up Logo here]

                              BANC ONE CORPORATION

                 NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS

                                                                  Columbus, Ohio
                                                                  March 11, 1994

To the Shareholders of
  BANC ONE CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of BANC ONE CORPORATION will be held on the main floor of the Greater Columbus Convention Center, 400 North High Street, Room D-130, Columbus, Ohio, on Tuesday, April 19, 1994, at 9:00 A.M., Columbus Time, for the purpose of considering and voting upon the following matters, all as set forth in the accompanying Proxy Statement.

     ELECTION OF DIRECTORS -- Election of a Board of Directors to hold office until the next Annual Meeting of Shareholders.

     PROPOSAL TO APPROVE THE 1994 KEY EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN -- Approval of the 1994 Key Executive Management Incentive Compensation Plan for the Chairman and the President of BANC ONE CORPORATION.

     OTHER BUSINESS -- Transaction of such other business as may properly come before the meeting.

     The close of business on February 25, 1994 has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of BANC ONE CORPORATION will not be closed.

                                          By Order of the Board of Directors:

                                          ROMAN J. GERBER
                                          Executive Vice President
                                          and Secretary

     YOU ARE REQUESTED TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POST-PAID ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
GENERAL INFORMATION...................................................................     1
ELECTION OF DIRECTORS.................................................................     2
DIRECTORS FEES AND COMPENSATION.......................................................     6
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...........................     6
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.........................     6
EXECUTIVE COMPENSATION................................................................     9
     Summary Annual Compensation......................................................     9
     1989 Stock Incentive Plan........................................................    11
     Comparison of Five-Year Cumulative Total Return..................................    13
     Savings Plan.....................................................................    14
     Retirement Benefits..............................................................    14
CERTAIN REPORTS.......................................................................    15
TRANSACTIONS WITH MANAGEMENT AND OWNERS...............................................    16
OWNERSHIP OF SHARES...................................................................    16
APPROVAL OF 1994 KEY EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN FOR THE CHAIRMAN
  AND PRESIDENT OF BANC ONE CORPORATION...............................................    17
INDEPENDENT PUBLIC ACCOUNTANTS........................................................    19
SHAREHOLDER PROPOSALS.................................................................    19
ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS............................................    19
OTHER BUSINESS........................................................................    20

                              BANC ONE CORPORATION
                             100 EAST BROAD STREET
                              COLUMBUS, OHIO 43271

                                PROXY STATEMENT

                              GENERAL INFORMATION

     BANC ONE CORPORATION, hereinafter referred to as "BANC ONE," is furnishing this Proxy Statement to its shareholders in connection with the solicitation of proxies for use in voting at the Annual Meeting of Shareholders on Tuesday, April 19, 1994. The enclosed proxy is solicited by the Board of Directors of BANC ONE. This Proxy Statement is being mailed on or about March 11, 1994.

     The close of business on February 25, 1994, has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of BANC ONE will not be closed. As of February 25, 1994, BANC ONE had outstanding and entitled to vote 346,829,498 shares of Common Stock without par value ("Common Stock"), each of which is entitled to one vote. The 4,998,000 outstanding shares of Class C Preferred Stock ("Preferred Stock"), BANC ONE's only issue of preferred stock, are not entitled to a vote at the Annual Meeting.

     Any shareholder giving the enclosed proxy has the power to revoke it at any time before it is voted if notice of revocation is given to BANC ONE in writing or at the Annual Meeting. The shares represented by the enclosed proxy will be voted as specified by the shareholders. If no choice is specified, the proxy will be voted for the election as Directors of the nominees named herein, and for the 1994 Key Executive Management Incentive Compensation Plan, as hereinafter described.

     The presence of a majority of the outstanding shares of BANC ONE Common Stock in person or by proxy is necessary to constitute a quorum of shareholders for all matters to be considered at the Annual Meeting.

     Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of BANC ONE. With respect to all matters to be considered, abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Annual Meeting. Under Ohio law and BANC ONE's Articles of Incorporation and Regulations, such abstentions and broker non-votes have the effect of a "no" vote with respect to the election of Directors and the 1994 Key Executive Management Incentive Compensation Plan, each of which matters requires the affirmative vote of not less than a majority of the outstanding voting power of BANC ONE, rather than a majority of that voting power actually voting for election or approval.

     The solicitation of proxies will be made by mail except for any incidental solicitation on the part of Directors and Officers of BANC ONE and of its affiliates by personal interviews, by telephone, or by telegraph. BANC ONE will bear the cost of the solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of BANC ONE stock. BANC ONE has retained W. F. Doring & Co. to assist in such solicitation for a fee of $5,000 plus expenses.

                             ELECTION OF DIRECTORS

     The number of Directors to be elected at the Annual Meeting has been fixed by the Board of Directors at thirteen. Each Director will hold office until the 1995 Annual Meeting of Shareholders or until a successor is elected and qualified. Except as otherwise specified in the proxy, the shares represented by the enclosed proxy will be voted for the election as Directors of the thirteen nominees named below. If a nominee should become unavailable to serve, which is not anticipated, proxies will be voted for election of such person, if any, as shall be designated by the Board of Directors.

     Each of the nominees for election as Director is currently a Director of BANC ONE. The information which follows includes, as to each such nominee, the nominee's age, the year in which service was commenced as a Director of BANC ONE, the nominee's current positions and offices held with BANC ONE, if applicable, the nominee's business experience during the past five years, and certain other information, together with the nominee's beneficial ownership of and option rights regarding BANC ONE stock as of January 1, 1994.

                                                                                      SHARES OF
                                                                                       BANC ONE
                                                                                     COMMON STOCK
 NAME, AGE, POSITIONS AND OFFICES WITH         PRINCIPAL OCCUPATIONS FOR PAST        BENEFICIALLY
   BANC ONE AND YEAR BECAME DIRECTOR        FIVE YEARS AND OTHER INFORMATION(1)        OWNED(2)
- ---------------------------------------  ------------------------------------------  ------------
Charles E. Exley -- 64                   Corporate Director. Chairman and Chief           3,750(3)(4)
Director -- 1992                         Executive Officer, NCR Corporation
                                         (manufacturer and sales of computers and
                                         related products) January 1988 to
                                         September 1991; prior thereto, President
                                         of NCR Corporation. Mr. Exley is a
                                         director of Merck & Co., Inc. and
                                         Owens-Corning Fiberglas Corporation.

E. Gordon Gee -- 50                      President, The Ohio State University,            8,125(3)(5)
Director -- 1990                         September 1990 to present; prior thereto,
                                         President of the University of Colorado
                                         (1985-90) and of the University of West
                                         Virginia (1981-85). Dr. Gee serves as a
                                         director of ASARCO, Inc. and The Limited,
                                         Inc.

John R. Hall -- 61                       Chairman & Chief Executive Officer,             28,005(3)(6)
Director -- 1987                         Ashland Oil, Inc. (oil refiner,
                                         manufacturer and distributor of
                                         chemicals). Mr. Hall serves as a director
                                         of Reynolds Metals Company and Humana Inc.

Laban P. Jackson, Jr. -- 51              Chairman and Chief Executive Officer,            7,117(3)(7)
Director -- 1993                         Clear Creek Properties, Inc. (real estate
                                         development), January 1989 to present;
                                         prior thereto, Chairman and Chief
                                         Executive Officer, International Spike,
                                         Inc.

                                                                                      SHARES OF
                                                                                       BANC ONE
                                                                                     COMMON STOCK
 NAME, AGE, POSITIONS AND OFFICES WITH         PRINCIPAL OCCUPATIONS FOR PAST        BENEFICIALLY
   BANC ONE AND YEAR BECAME DIRECTOR        FIVE YEARS AND OTHER INFORMATION(1)        OWNED(2)
- ---------------------------------------  ------------------------------------------  ------------
John B. McCoy -- 50                      Chairman, BANC ONE, January 1987 to            432,351(8)
Chairman, Director -- 1983               present; President, BANC ONE, January 1983
                                         to January 1987. Mr. McCoy serves as a
                                         director of Cardinal Health, Inc.,
                                         Ameritech Corporation, Federal Home Loan
                                         Mortgage Corporation and Tenneco, Inc.

John G. McCoy -- 81                      Chairman, BANC ONE Executive Committee,        456,714
Director -- 1967                         May 1984 to present; prior thereto, Vice
                                         Chairman and President, BANC ONE.(9)

Rene C. McPherson -- 69                  Corporate Director. Prior to 1983, Dean of      16,754(3)(10)
Director -- 1986                         the Stanford University School of Business
                                         and prior to 1981, Chairman & Chief
                                         Executive Officer of Dana Corporation,
                                         Toledo, Ohio (a manufacturer of vehicular
                                         and industrial components). Mr. McPherson
                                         serves as a director of Dow Jones &
                                         Company, Inc., Mercantile Stores, Inc.,
                                         Milliken & Company, Westinghouse Electric
                                         Corporation and The Andersons.

Donald L. McWhorter -- 58                President, BANC ONE, April 1992 to             267,835(11)
Director -- 1992                         present; Chairman, Banc One Ohio
                                         Corporation, July 1989 to April 1992; and
                                         Chairman, Banc One Services Corporation,
                                         January 1988 to July 1989.

Thekla R. Shackelford -- 59              Education consultant. Ms. Shackelford          139,028(3)(7)
Director -- 1993                         founded School Selection Consulting, an
                                         admissions service for independent
                                         secondary schools and colleges, in 1978.
                                         Ms. Shackelford serves as a director of
                                         Wendy's International, Inc.

Alex Shumate -- 43                       Managing Partner, Squire, Sanders &              1,055(12)
Director -- 1993                         Dempsey (attorneys-at-law), Columbus, Ohio
                                         since 1991. Mr. Shumate, who joined
                                         Squire, Sanders & Dempsey in 1988, served
                                         as Chief Counsel and Deputy Chief of Staff
                                         to the Governor of Ohio from 1985 to 1988.

                                                                                      SHARES OF
                                                                                       BANC ONE
                                                                                     COMMON STOCK
 NAME, AGE, POSITIONS AND OFFICES WITH         PRINCIPAL OCCUPATIONS FOR PAST        BENEFICIALLY
   BANC ONE AND YEAR BECAME DIRECTOR        FIVE YEARS AND OTHER INFORMATION(1)        OWNED(2)
- ---------------------------------------  ------------------------------------------  ------------
Frederick P. Stratton, Jr. -- 54         Chairman & Chief Executive Officer, Briggs      25,338(3)(6)
Director -- 1988                         & Stratton Corporation (manufacturer of
                                         small gasoline engines and automotive
                                         locking devices), November 1986 to
                                         present; prior thereto, President & Chief
                                         Executive Officer of Briggs & Stratton.
                                         Mr. Stratton serves as a Director of Weyco
                                         Group, Inc., Wisconsin Electric Power
                                         Company, and Wisconsin Energy Corporation.

Romeo J. Ventres -- 69                   Corporate Director. Former Chairman,            14,399(3)(6)
Director -- 1988                         Borden, Inc. (worldwide producer of foods
                                         and non-food consumer and industrial
                                         products), February 1987 to March 1992;
                                         Chief Executive Officer, Borden, November
                                         1986 to November 1991; President & Chief
                                         Operating Officer, Borden, July 1985 to
                                         November 1986. Mr. Ventres is a director
                                         of Marsh & McLennan Companies, Inc., and
                                         Schering Plough Corp.

Robert D. Walter -- 48                   Chairman & Chief Executive Officer,             56,065(3)(6)
Director -- 1987                         Cardinal Health, Inc. (wholesale
                                         distributor of drug & related health
                                         products). Mr. Walter is a director of
                                         Cardinal Health, Inc. and Columbia
                                         Healthcare Corporation.

- ---------------
 (1) Unless otherwise indicated, the director has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to its periodic reporting requirements, are listed.

 (2) Included in the shares set forth in the table above are shares owned by the director, the director's spouse, minor children, and certain other family members, and shares over which they have full voting control and power of disposition, except as otherwise indicated. Share amounts are reported and percentages of share ownership are calculated based upon the shares of BANC ONE Common Stock outstanding as of January 1, 1994 and, accordingly, do not reflect shares issued March 4, 1994 as a result of the 10% stock dividend declared by the Board of Directors on January 25, 1994 to Shareholders of record as of the close of business on February 16, 1994. The percentage of shares of BANC ONE Common Stock beneficially owned by each person is less than 1%. No shares of BANC ONE Preferred Stock are beneficially owned by any BANC ONE director.

 (3) Share amount shown excludes unexercisable option on 1,250 shares of BANC ONE Common Stock granted to directors who are not employees of BANC ONE or one of its affiliates as Directors Stock Options pursuant to the 1989 Stock Incentive Plan.

 (4) Share amount shown includes exercisable option on 3,750 shares of BANC ONE Common Stock granted to Mr. Exley in 1992 as a new director pursuant to the 1989 Stock Incentive Plan.

 (5) Share amount shown includes exercisable options on 6,750 shares of BANC ONE Common Stock granted to directors who are not employees of BANC ONE or one of its affiliates as Directors Stock Options pursuant to the 1989 Stock Incentive Plan.

 (6) Share amounts shown include exercisable options on 8,538 shares of BANC ONE Common Stock granted to directors who are not employees of BANC ONE or one of its affiliates as Directors Stock Options pursuant to the 1989 Stock Incentive Plan.

 (7) Share amount shown excludes unexercisable option on 3,750 shares of BANC ONE Common Stock granted to each of Ms. Shackelford and Mr. Jackson in 1993 as new directors pursuant to the 1989 Stock Incentive Plan.

 (8) Share amount shown excludes options to purchase 215,035 shares of BANC ONE Common Stock pursuant to the 1989 Stock Incentive Plan, which options are not presently exercisable. Includes 161,940 shares of BANC ONE Common Stock awarded to Mr. McCoy which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination.

 (9) John G. McCoy is John B. McCoy's father.

(10) Share amount shown includes exercisable options on 5,225 shares of BANC ONE Common Stock granted to directors who are not employees of BANC ONE or one of its affiliates as Directors Stock Options pursuant to the 1989 Stock Incentive Plan.

(11) Does not include options to purchase 89,088 shares of BANC ONE Common Stock pursuant to the 1989 Stock Incentive Plan, which options are not presently exercisable. Includes 75,118 shares of BANC ONE Common Stock awarded to Mr. McWhorter which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination.

(12) Share amount shown excludes unexercisable option on 3,000 shares of BANC ONE Common Stock granted to Mr. Shumate in 1993 as a new director pursuant to the 1989 Stock Incentive Plan.

     Committees. BANC ONE has three standing committees of the Board of Directors. The Personnel and Compensation Committee, which currently consists of Romeo J. Ventres (committee chairman), E. Gordon Gee, Rene C. McPherson and Thekla R. Shackelford, held four meetings during 1993. In addition to reporting to the Board on the selection of BANC ONE's principal officers, including its chairman, president and other executive officers, and the fixing of their salaries, this Committee determines the amount of bonus paid to principal officers of BANC ONE and its affiliates, approves the salaries and bonus received by the principal officers of BANC ONE affiliates and serves as the Board of Directors' nominating committee. The Personnel and Compensation Committee, which recommends to the Board of Directors nominees for election or re-election as directors at the annual meeting of shareholders, will consider nominees recommended by shareholders as set forth hereinafter under "Annual Meeting Advance Notice Requirements." The Audit Committee, which currently consists of Robert D. Walter (committee chairman), Frederick P. Stratton, John
R. Hall, Charles E. Exley and Laban P. Jackson held four meetings during 1993. The Audit Committee meets with BANC ONE's independent public accountants and internal auditors, reviews the scope and results of their audits, reviews management response to audit reports and inquires into various matters such as adequacy of internal controls and security, application of new regulatory policies and accounting rules and other issues that may from time to time be of concern to the Committee or its members. The Executive Committee, which currently consists of John G. McCoy (committee chairman), Romeo J. Ventres, John
B. McCoy and Robert D. Walter, which is empowered, between Board meetings, to exercise all the powers of the

Board in the management of BANC ONE, did not meet in 1993. During 1993, there were four meetings of BANC ONE's Board of Directors. All incumbent Directors attended at least 75% of the total number of meetings of the Board and committees on which they served.

                        DIRECTORS FEES AND COMPENSATION

     Directors who are not officers of BANC ONE or one of its affiliates receive $2,500 as a monthly retainer, $1,500 for each Board meeting attended, and $1,200 for each Board committee meeting attended. Committee chairmen receive an additional $1,000 for each committee meeting chaired. Pursuant to the 1989 Stock Incentive Plan, if the return on common equity of BANC ONE for the preceding fiscal year is equal to or greater than 10%, each Director, who is not an employee of BANC ONE or one of its affiliates, who is re-elected as a director, automatically, following the Annual Meeting of Shareholders, is granted an option to purchase 1,000 shares of BANC ONE Common Stock at an exercise price not less than the fair market value of BANC ONE Common Stock on the date of the grant ("Directors Stock Option"). In 1993, after adjustment for the August 5 for 4 Stock Split in BANC ONE Common Stock, each of BANC ONE's re-elected non-employee Directors received an option on 1,250 shares of BANC ONE Common Stock at an exercise price of $46.00 per share, the adjusted market value of a share of BANC ONE Common Stock as of the date of grant. Under the 1989 Stock Incentive Plan, each person who is not an employee of BANC ONE or any of its affiliates is, when first elected or appointed to serve as a director, automatically granted an option to purchase 3,000 shares of BANC ONE Common Stock at an exercise price not less than the fair market value of BANC ONE Common Stock on the date of grant.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     BANC ONE's Personnel and Compensation Committee (the "Committee"), which has responsibility for reviewing all aspects of the compensation program for key executive officers of BANC ONE, is comprised of Ms. Shackelford and Messrs. Ventres, Gee and McPherson, none of whom is now or in the past was an officer of BANC ONE or any of its subsidiaries.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE POLICIES

     The Committee's primary objective in the area of compensation is to attract and retain executives with the experience and capabilities of providing outstanding leadership to BANC ONE's employees and excellent returns for BANC ONE's shareholders. To this end, BANC ONE has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to BANC ONE's success in meeting specified performance goals and to the appreciation in BANC ONE's Common Stock price.

     Each year the Committee conducts a thorough review of its executive compensation program. This review includes a comprehensive analysis provided by an independent, internationally recognized compensation and benefits consulting firm covering the design and competitiveness of the compensation program. BANC ONE's executive compensation program is reviewed and analyzed with respect to the components of compensation and also with respect to aggregate total compensation to ensure its competitiveness against other major U.S. bank holding companies and selected, diversified financial businesses (the "Peer Group").

     Each year, the Committee reviews the selection of peer companies used for compensation comparison purposes. The Committee believes that BANC ONE's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. To determine competitive executive compensation, a group of financial institutions which approximate the financial characteristics of BANC ONE is required; shareholder returns are better presented by a broader grouping of companies that offer legitimate investment alternatives. Thus, the Peer Group used for compensation purposes is not the same as the peer group index set forth and utilized in the Comparison of Five-Year Cumulative Total Return graph included elsewhere in this Proxy Statement.

     The key components of BANC ONE's executive compensation program are base pay, annual incentive opportunity, and equity-based compensation since the program is designed to provide competitive compensation as well as opportunities to earn above-average compensation when BANC ONE's performance warrants it.

     The program is also designed to recognize meaningful differences in individual performance and contribution to the long-term creation of shareholder value. In each component of executive pay, as discussed below, the Committee balances the need to provide a compensation opportunity that is competitive in BANC ONE's national marketplace, its desire to pay for performance in both the short-and long-term, its goal to promote long-term equity ownership and the need to comply with complex tax, accounting and Securities and Exchange Commission rules. Each component of pay is discussed below.

CORPORATE TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     During 1993, Section 162(m) of the Internal Revenue Code was enacted to limit the corporate deduction for compensation paid to a corporation's five most highly compensated executive officers to $1 million per year, unless certain requirements are met. The Committee carefully reviewed the impact of this legislation on the cost of BANC ONE's current executive compensation plans. Although the objectives of the legislation to ensure performance based compensation were being met, certain administrative aspects of the plans did not precisely parallel the regulations issued under the new tax provision. For 1994, the compensation paid to the Chairman and President of BANC ONE could potentially be subject to the $1 million limitation on deductibility. The Committee has responded by (a) conforming criteria for the annual incentive plan with the new timing requirements of the regulations and requesting shareholder approval of a new 1994 Key Executive Management Incentive Compensation Plan for Mr. McCoy and Mr. McWhorter (which plan is discussed in greater detail elsewhere in this Proxy Statement) and (b) establishing performance criteria for granting restricted stock awards to key executives of BANC ONE in 1995. Given the immediate application of the new tax law, restricted stock grants which were made in April 1993 or which may be made in April 1994 are not tax deductible. The Committee will continue to take the deductibility of executive compensation into consideration while ensuring that BANC ONE maintains the leadership it requires to further the interests of its shareholders.

BASE SALARIES

     The Committee has established a goal of providing base pay for executives at approximately the 50th percentile of BANC ONE's national marketplace. In addition, annual and long term incentive opportunities (as described below) are targeted to the 75th percentile of BANC ONE's national marketplace for superior performance. Base pay increases are provided to executives based on an evaluation of each executive's performance, as well as the performance of BANC ONE and, where relevant, the performance of a particular BANC ONE affiliate.

     The Committee reviews relevant financial results including growth in earnings, the rate of return on assets, and various measures of productivity and efficiency. The Committee also evaluates the success of the management team in areas of performance that cannot be captured by accounting measures. These areas include the development and execution of business strategies, the identification and implementation of acquisition plans, and the introduction of new technologies, products and services.

     With respect to the base salary granted to Mr. McCoy in 1993, the Committee took into account a comparison of base salaries of chief executive officers in the Peer Group companies, BANC ONE's success in meeting its financial and nonfinancial performance goals, and an overall assessment of Mr. McCoy's contribution to BANC ONE's outstanding performance. Mr. McCoy earned a base salary of $972,500 during 1993.

ANNUAL INCENTIVE OPPORTUNITY

     During 1993, each of BANC ONE's executive officers participated in the Key Management Incentive Compensation Plan (the "Existing Plan") which established incentive award opportunities for each participant based on his or her level of responsibility. Awards were based upon a formula which gave 25% consideration to a discretionary evaluation of the individual's contribution and was otherwise based upon pre-established performance objectives established for BANC ONE and for each BANC ONE affiliate. These objectives included specific targets for earnings growth and, where applicable, return on assets. The relationship of earnings growth and return on assets is set forth in a matrix wherein the relative importance of these two components to each other vary above the performance threshold of a 5% increase in earnings for BANC ONE and a minimum 1.15% return on assets; below these levels incentive payments would not be paid. In 1993, BANC ONE substantially exceeded its performance thresholds as to both earnings growth and return on assets.

     For 1993, each of BANC ONE's executive officers including Mr. McCoy received incentive cash compensation under the guidelines of the Existing Plan. Mr. McCoy's final annual incentive compensation was discretionarily determined by the Committee based upon a review of Mr. McCoy's performance. Based upon Mr. McCoy's individual performance, his contribution to BANC ONE's outstanding performance, and BANC ONE's success in meeting its performance goals, the amount of incentive cash compensation earned by Mr. McCoy for 1993 was $1,020,000.

     For 1994, the Committee established, subject to shareholder approval as set forth elsewhere in this Proxy Statement, the 1994 Key Executive Management Incentive Compensation Plan to provide an incentive award opportunity for the Chairman and President conditioned upon BANC ONE achieving annual increases in earnings and a superior return-on-assets. Mr. McCoy has a target incentive award of 60% of salary and Mr. McWhorter has a target award of 55% of salary. The final award will be from 0% to 200% of target as determined by the percentage increase in BANC ONE earnings over 1993 and the return-on-assets figure based on the performance matrix adopted by the Committee in December 1993.

EQUITY BASED COMPENSATION

     Each year, the Committee reviews competitive data based on BANC ONE's Peer Group to determine the level of equity-based awards to be granted to executive officers and other members of key management. BANC ONE has included stock options and restricted stock awards as key elements in its total compensation package for many years. Equity-based compensation provides a long-term link between the results achieved for shareholders and the rewards provided to key executive officers. In 1989, shareholders approved the 1989 Stock Incentive Plan which provides for the grant of several types of equity-based awards including stock options and restricted stock awards. Although the 1989 Stock Incentive Plan (the "1989 Plan") authorizes the Committee to grant stock appreciation rights, performance shares or performance awards, the Committee has not granted these types of awards.

     Restricted Stock. In 1995, restricted stock awards will be determined by applying 1994 financial performance against a performance matrix adopted by the Committee during the first quarter of 1994; however, in 1993, grants were based upon an overall assessment of BANC ONE's performance and individual contribution thereto with consideration given to the amount and nature of similar awards granted by the Peer Group companies. Under the 1989 Plan, the executive officers receiving restricted stock awards are issued shares subject to restrictions on the disposition of the stock during a period determined by the Committee. Restricted stock awards are forfeited if the recipient terminates employment with BANC ONE (or an affiliate) prior to the expiration of the restriction period. In April 1993, all of BANC ONE's eligible executive officers were granted restricted stock awards effective in May, 1993. Mr. McCoy was awarded 15,913 shares of restricted stock. The restrictions on the shares awarded each executive officer, including Mr. McCoy in 1993, expire as to one-third of the shares in each of the years 1997, 1999 and 2001.

     Stock Options. Like the restricted stock award, each year the Committee reviews the overall performance of BANC ONE against its Peer Group and takes into consideration the grants of stock options by Peer Group competitors. In 1993, the Committee granted stock awards to its key executives based upon an overall evaluation of BANC ONE's performance, individual contribution thereto and the amount and nature of similar awards granted by the Peer Group. Stock options are granted with an exercise price equal to the market price of BANC ONE's Common Stock on the date of grant and vest after five years. The options granted to BANC ONE's named executive officers as compared with those granted by comparable companies fall within the low or medium range. In 1993, Mr. McCoy received options to purchase 53,032 shares of Common Stock with an exercise price of $44.50 per share. As of January, 1994, Mr. McCoy owned 432,351 shares of BANC ONE's Common Stock, including 161,940 shares of restricted stock, and with the 1993 grant, holds unexercisable options to purchase an additional 215,035 shares.

CONCLUSION

     Through the programs described above, a significant portion of BANC ONE's executive compensation program is linked directly to individual and corporate performance and long-term stock price appreciation. The Committee will continue to review all elements of executive compensation to ensure that the total compensation program, and each element therein, meets BANC ONE's business objectives and philosophy, as discussed above.

THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Romeo J. Ventres, Chairman
     E. Gordon Gee
     Rene C. McPherson
     Thekla R. Shackelford

                             EXECUTIVE COMPENSATION

SUMMARY ANNUAL COMPENSATION

     The following Summary Annual Compensation Table sets forth the individual compensation paid to BANC ONE's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 1991; December 31, 1992; and December 31, 1993.

                       SUMMARY ANNUAL COMPENSATION TABLE

                                                                                                        LONG-TERM COMPENSATION
                                                                                                  ----------------------------------
                                                                 ANNUAL COMPENSATION(1)
                                                           ----------------------------------              AWARDS
                                                                                    OTHER         ------------------------
                                                                                    ANNUAL        RESTRICTED      STOCK       LTIP
                                                           SALARY      BONUS     COMPENSATION       STOCK      OPTIONS(4)    PAYOUTS
   NAME               PRINCIPAL POSITION            YEAR     ($)        ($)          ($)            (3)($)      (SHARES)       ($)
- -----------  -------------------------------------  -----  -------   ---------   ------------     ----------   -----------   -------
John B.
  McCoy......Chairman and CEO, BANC ONE              1993  972,500   1,020,000      70,531(2)       708,129       53,032
             Chairman and CEO, BANC ONE              1992  907,000     980,000      62,611(2)       460,100       34,362
             Chairman and CEO, BANC ONE              1991  832,000     750,000                      388,825       38,225
Donald L.
  McWhorter..President/COO, BANC ONE                 1993  592,500     570,000      31,410(2)       432,006       24,876
             President/COO, BANC ONE                 1992  523,564     511,300      26,289          279,930       20,350
             Chairman, Banc One Ohio Corp            1991  382,500     287,000                      162,325       15,263
Richard J.
  Lehmann(7).Chairman, Banc One Arizona Corp         1993  450,000     337,500      12,665
Thomas E.
  Hoaglin....Chairman, Banc One Ohio Corp            1993  406,000     295,000       6,900          181,293        9,831
             Chairman, Banc One Ohio Corp            1992  370,500     256,800       4,442          132,010        9,013
             President/COO, Bank One, Texas, N.A.    1991  333,000     216,500                      120,800        9,900
Joseph D.
  Barnette,
  Jr.........Chairman, Banc One Indiana Corp         1993  398,000     289,000      13,016          175,063        9,550
             Chairman, Banc One Indiana Corp         1992  377,000     264,400      11,955          125,130        8,425
             Chairman, Banc One Indiana Corp         1991  354,629     200,000                      120,800        9,900

              ALL OTHER
             COMPENSATION
   NAME         (5)($)
- -----------  ------------
John B.
  McCoy....       13,333
                  11,818
Donald L.
  McWhorter..     13,333
                  11,818
Richard J.
  Lehmann(7)      22,229
Thomas E.
  Hoaglin...      13,333
                 228,873(6)
Joseph D.
  Barnette,
  Jr.......        7,195
                   5,673

- ---------------
(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) Includes use of company aircraft for security reasons as required by the Board of Directors:

                            John B. McCoy.....................................................   1993 =  $ 45,317
                                                                                                 1992 =  $ 37,984
                            Donald L. McWhorter...............................................   1993 =  $  7,926

(3) The restrictions on shares of restricted stock expire as to one-third of the shares in each of the fourth, sixth, and eighth anniversaries of the award date. Dividends on restricted stock are paid to the grantees. As of December 31, 1993, the total number of shares of restricted stock and the value of said shares (based upon the closing market value of $39.125 per share on said date) awarded to each of the persons listed above, are as follows:

                            John B. McCoy..............................................   161,940      $ 6,335,903
                            Donald L. McWhorter........................................    75,118      $ 2,938,992
                            Thomas E. Hoaglin..........................................    27,383      $ 1,071,360
                            Joseph D. Barnette, Jr.....................................    20,981      $   820,882
                            Richard J. Lehmann.........................................         0      $         0

(4) Stock Option grants include Incentive Stock Options up to the $100,000 annual limit, remainder were Non-Qualified Stock Options. All Stock Options are granted at the market price of BANC ONE's Common Stock on the date of grant and vest after five years.

(5) Employer matching contributions to the 401(k) Plan and the Supplemental 401(k) Plan. The 1992 figures were revised to exclude the employee's pre-tax contributions.

(6) Includes $223,200 for expenses related to relocation from position as President, Bank One, Texas, NA, in Dallas, Texas, to Chairman, Banc One Ohio Corporation, in Columbus, Ohio.

(7) No compensation is reported prior to 1993 because Valley National Corporation, now Banc One Arizona Corporation, merged with BANC ONE on March 31, 1993. Mr. Lehmann's first year of eligibility for participation in the 1989 Stock Incentive Plan is 1994.

1989 STOCK INCENTIVE PLAN

     The 1989 Plan provides for the grant of Director Stock Options to Directors of BANC ONE and the grant of Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares and Performance Awards, or combinations of the foregoing to key employees of BANC ONE and its affiliates. The 1989 Plan is administered by the four-member Committee, each of whom is ineligible to participate in the 1989 Plan except with respect to Director Stock Options. The Committee selects employees from BANC ONE and its affiliates and determines when awards are to be made, conditions attached to awards and rules for administration.

     During 1993, Stock Options and Nonqualified Stock Options were granted by the Committee on shares of BANC ONE Common Stock to the individuals named in the Summary Annual Compensation Table, to Executive Officers of BANC ONE and to other employees of BANC ONE and its affiliates. During 1993 the Committee awarded shares of BANC ONE Common Stock as Restricted Stock Awards pursuant to the 1989 Plan to the individuals named in the Summary Annual Compensation Table, to Executive Officers of BANC ONE and to other employees of BANC ONE and its affiliates. Employees receiving Restricted Stock Awards were issued shares subject to restrictions on disposition during a period determined by the Committee during which the recipient may vote and receive dividends and distributions thereon. Restricted Stock Awards may be forfeited if the recipient terminates employment with BANC ONE prior to expiration of the restricted period. Recipients may not transfer the shares received during the restrictive period. The restrictions on the shares awarded each individual in 1993 expire as to one-third of the shares in 1997, one-third in 1999, and one-third in 2001. No grants or awards of Stock Appreciation Rights, Performance Shares or Performance Awards were made under the 1989 Stock Incentive Plan during 1993.

     The following tables set forth (i) the number and value of options granted in fiscal year 1993 to the individuals named in the Summary Annual Compensation Table; and (ii) the aggregated exercises of options by the individuals named in the Summary Annual Compensation Table during fiscal year 1993.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                          INDIVIDUAL GRANTS(2)
                                   ------------------------------------------------------------------
                                       NUMBER OF
                                       SECURITIES         % OF TOTAL
                                       UNDERLYING          OPTIONS         EXERCISE
                                    OPTIONS GRANTED        GRANTED          PRICE                         GRANT DATE
                                   ------------------     EMPLOYEES         ($ PER        EXPIRATION        PRESENT
              NAME                 TYPE(3)     NUMBER     IN 1993(4)      SHARE)(5)          DATE         VALUE($)(6)
- ---------------------------------  -------     ------     ----------     ------------     -----------     -----------
John B. McCoy....................   ISO         2,246        0.29%                        May 3, 2003         17,721
                                    NQSO       50,786        6.59%                        May 3, 2013        433,712
                                   ------------------        ----                                         -----------
                                   Total       53,032        6.88%          $44.50                           451,433
Donald L. McWhorter..............   ISO         2,246        0.29%                        May 3, 2003         17,721
                                    NQSO       22,630        2.94%                        May 3, 2013        193,260
                                   ------------------        ----                                         -----------
                                   Total       24,876        3.23%          $44.50                           210,981
Richard J. Lehmann...............   ISO             0        0.00%
                                    NQSO            0        0.00%
                                   ------------------        ----
                                   Total            0        0.00%          $44.50
Thomas E. Hoaglin................   ISO         2,246        0.29%                        May 3, 2003         17,721
                                    NQSO        7,585        0.98%                        May 3, 2013         64,776
                                   ------------------        ----                                         -----------
                                   Total        9,831        1.28%          $44.50                            82,497
Joseph D. Barnette, Jr. .........   ISO         2,246        0.29%                        May 3, 2003         17,721
                                    NQSO        7,304        0.95%                        May 3, 2013         62,376
                                   ------------------        ----                                         -----------
                                   Total        9,550        1.24%          $44.50                            80,097

- --------------------------------------------

(1) The exercise of any stock option set forth above is conditional upon the                BLACK -- SCHOLES ASSUMPTIONS
    grantee being employed by BANC ONE at the time of exercise.
                                                                                            Duration:      ISO: 10 years
(2) All share amounts and dollar amounts have been adjusted, as appropriate, for                           NQSO: 20 years
    stock splits and stock dividends paid on BANC ONE common stock through                  Vesting:       100% at 5 years
    Dececember 31, 1993.                                                                    Exercise at
                                                                                              Retirement:  ISO: 12 months
(3) Incentive Stock Options (ISO) or Non-Qualified Stock Options (NQSO).                                   NQSO: 3 months
                                                                                            Interest:      6.04%
(4) Based on 770,661 stock options granted to all employees during 1993.                    Dividends:     $1.24
                                                                                            Volatility:    18.55%
(5) Exercise price is equal to the market value of the underlying stock on the              Reduction for
    date of grant.                                                                            Turnover:    36.12% ISO
                                                                                                           39.15% NQSO
(6) Grant date present value is determined using the Black-Scholes Model. This is a theoretical value for the stock options. The amount realized from a stock option ultimately depends on the market value of BANC ONE stock at a future date.

                         AGGREGATED OPTION EXERCISES IN
                  LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                                   NUMBER OF                     VALUE OF
                                                            UNEXERCISED OPTIONS HELD     UNEXERCISED OPTIONS HELD
                                NUMBER OF                      AT FISCAL YEAR END          AT FISCAL YEAR END(3)
                                 SHARES         VALUE      --------------------------   ---------------------------
                               ACQUIRED ON   REALIZED(2)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            NAME               EXERCISE(1)       ($)        (SHARES)      (SHARES)          ($)            ($)
- -----------------------------  -----------   -----------   ----------   -------------   -----------   -------------
John B. McCoy................       0             0             0          215,035           0          2,101,282
Donald L. McWhorter..........       0             0             0           89,088           0            754,743
Richard J. Lehmann...........       0             0             0                0           0                  0
Thomas E. Hoaglin............       0             0             0           49,299           0            508,566
Joseph D. Barnette, Jr. .....       0             0             0           59,651           0            684,225

- ---------------
(1) No options exercised in 1993.
(2) Fair market value at exercise minus the exercise price.
(3) Based on a fair market value of BANC ONE Common Stock of $39.125 on December 31, 1993.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph demonstrates a five year comparison of cumulative total return for BANC ONE, the Standard & Poor's 500 Index (S&P 500) and an index with respect to the performance of the banks comprising the Salomon Brothers, Inc. 50 bank composite ("Salomon 50"). (1)

                              COMPARISON OF 5-YEAR
                    CUMULATIVE TOTAL RETURN(2) FOR BANC ONE,
                        THE S&P 500 INDEX AND SALOMON 50

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           S&P 500       SALOMON 50       BANC ONE
1988                               $100.00         $100.00         $100.00
1989                               $131.59         $123.45         $150.47
1990                               $127.49         $ 95.60         $147.45
1991                               $166.17         $156.27         $287.47
1992                               $178.81         $205.54         $327.54
1993                               $196.75         $221.46         $309.56

- ---------------

     (1)The Salomon 50 is comprised of 50 prominent U.S. banks, bank holding companies and similar institutions selected by Salomon Brothers, Inc. Shareholders may obtain more information on the Salomon 50 and the composition of the entities comprising the 50 institutions therein represented by contacting Jeffrey Naschek of Salomon Brothers, Inc. at 212/783-7887.

     (2)Assumes $100 invested on December 31, 1988 in each of BANC ONE Common Stock, the S&P 500 Index and the Salomon 50. Total return assumes dividends are reinvested.

SAVINGS PLAN

     In 1986, BANC ONE adopted the BANC ONE Security Savings Plan, a tax deferred savings and profit sharing plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Employees who have completed six months or more of continuous employment with BANC ONE or its affiliates and are 20 years of age or older may participate in the 401(k) Plan by directing their employer to make salary deferred contributions to the 401(k) Plan for their account up to 10% of the employee's base salary. The employee's salary deferred contributions may be invested in the BANC ONE Common Stock Fund, a Bank One, Columbus, N.A. Money Market Deposit Account, The One Group Income Fund and/or The One Group Equity Index Fund. In addition to an automatic 20% annual matching contribution, BANC ONE will make a supplemental employer matching contribution based on the percentage increase over the preceding year of BANC ONE's annual originally reported earnings per share ("EPS") as follows:

                                                               TOTAL MATCHING
                          ORIGINALLY REPORTED                   CONTRIBUTION
                             EPS INCREASE                         (BASIC &
                          OVER PRECEDING YEAR                  SUPPLEMENTAL)
            -----------------------------------------------  ------------------
            Less than 11%                                     (20% + 00%) = 20%
              11%..........................................   (20% + 15%) = 35%
              12%..........................................   (20% + 20%) = 40%
              13%..........................................   (20% + 25%) = 45%
              14%..........................................   (20% + 30%) = 50%
              15%..........................................   (20% + 35%) = 55%
              16%..........................................   (20% + 40%) = 60%
              17%..........................................   (20% + 45%) = 65%
              18%..........................................   (20% + 50%) = 70%
              19%..........................................   (20% + 55%) = 75%
              20%..........................................   (20% + 60%) = 80%

     Based upon this formula, a 60% supplemental contribution was made by BANC ONE for 1993. Employer matching contributions vest upon the employee's completion of five years of service with BANC ONE or one of its affiliates. Employer matching contributions for 1993 for the account of the individuals named in the Summary Annual Compensation Table are included in that table under the column "All Other Compensation."

RETIREMENT BENEFITS

     BANC ONE has a Retirement Plan (the "Plan") for its employees. Contributions to the Plan are determined on an actuarial basis for all employees as a group and not individually. The Plan benefits are based upon a percentage of final average compensation which is defined as the average of the highest consecutive five years Eligible Compensation (as described below) out of the last ten full Plan years multiplied by the employee's years of credited service, to a maximum of 35 years. The following table illustrates the approximate maximum benefits of an employee at various levels of Eligible Compensation assuming continuation of the present plan and employment until age 65.

                                             CREDITED YEARS OF SERVICE AT AGE 65(2)(3)(4)
 FINAL AVERAGE      -----------------------------------------------------------------------------------------------
COMPENSATION(1)         10 YRS.             15 YRS.             20 YRS.             25 YRS.             30 YRS.
- ---------------     ---------------     ---------------     ---------------     ---------------     ---------------
  $   500,000          $     88,100        $    132,200        $    176,200        $    220,300        $    264,400
      600,000               106,000             159,000             212,000             265,100             318,100
      700,000               123,900             185,900             247,800             309,800             371,800
      800,000               141,800             212,700             283,600             354,600             425,500
    1,000,000               177,600             266,400             355,200             444,100             532,900
    1,200,000               213,400             320,100             426,800             533,600             640,300
    1,400,000               249,200             373,800             498,400             623,100             747,700
    1,600,000               284,923             427,385             569,847             712,309             854,770


 FINAL AVERAGE
COMPENSATION(1)      35 YRS.
- ---------------  ---------------
  $   500,000       $    308,400
      600,000            371,100
      700,000            433,700
      800,000            496,400
    1,000,000            621,700
    1,200,000            747,000
    1,400,000            872,300
    1,600,000            997,232

     The Eligible Compensation for each employee under the Plan equals the base salary, plus 50% of bonuses, overtime, commissions, shift differential and incentive pay paid to each such person, including executive officers, covered by the Plan.
- ---------------
(1) The current Eligible Compensation which would be used in calculating the final average compensation for Messrs. John B. McCoy, McWhorter, Lehmann, Hoaglin and Barnette is $1,482,500, $877,500, $618,750, $553,500 and
    $542,500, respectively.

(2) As of January 1, 1994, the credited years of service for Messrs. McCoy, McWhorter, Lehmann, Hoaglin and Barnette were approximately 27, 33, 4, 20 and 12 years, respectively.

(3) Annual benefits are limited by (i) the Tax Equity and Financial Responsibility Act to a maximum benefit of $115,641 in 1993 and (ii) the Tax Reform Act of 1986 with regard to current covered compensation to $235,840 in 1993. The benefit amount in excess of such limitations will be paid through a separate excess benefit plan adopted by BANC ONE.

(4) Benefits set forth in the table are straight life annuity amounts and are not subject to deductions for Social Security or other offset amounts.

                                CERTAIN REPORTS

     Section 16 of the Securities Exchange Act of 1934 requires BANC ONE's directors, executive officers and persons who own more than ten percent of a registered class of BANC ONE's equity securities (currently, to the best of BANC ONE's knowledge, there are no such persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based upon a review of such reports and representations from BANC ONE directors and officers, BANC ONE believes that during 1993 all such reports were filed on a timely basis except that one report covering one transaction was filed late by Director Rene
C. McPherson (who did not report the purchase of 325 shares in April 1993 until after May 1993); John W. Westman (formerly BANC ONE's Chief Financial Officer) did not timely file a report of one transaction related to shares of BANC ONE Common Stock acquired in March, 1993 in exchange for shares of an entity acquired by BANC ONE; Senior Vice President Richard D. Lodge did not timely file one report for a transaction related to a non-sale disposition of shares of BANC ONE Common Stock; reports of Banc One Ohio Corporation Chairman Thomas E. Hoaglin filed during the last two years, although timely, included one mechanical mathematical error and one terminology error for which corrective reports have been filed; and former executive officer, David M. Van Lear, filed a Form 5 for the year 1991 which, although timely, contained a reporting error for which a correcting report has been filed.

                    TRANSACTIONS WITH MANAGEMENT AND OWNERS

     All Directors, including members of the Committee, and Executive Officers of BANC ONE and their associates are at present, as in the past, customers of the banks and other companies affiliated with BANC ONE and have transactions with such banks and other companies in the ordinary course of business. Additional transactions may be expected to take place with banks and other companies affiliated with BANC ONE in the ordinary course of business. Such transactions have been and will continue to be on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such transactions did not, and will not, involve more than normal risk of collectibility or present other unfavorable features.

     Alex Shumate, a director of BANC ONE, is Managing Partner of the Columbus, Ohio office of Squire, Sanders & Dempsey, attorneys. BANC ONE and its subsidiaries retained Squire, Sanders & Dempsey for legal services in 1993 and will utilize the law firm in 1994. Payments paid to Squire, Sanders & Dempsey by BANC ONE and its affiliates in 1993 did not exceed 5% of the law firm's gross revenues for the year and were comparable to payments that would have been paid by BANC ONE and its affiliates to non-affiliated persons for similar services.

                              OWNERSHIP OF SHARES

     No person is known to BANC ONE to be the beneficial owner of more than 5% of any class of BANC ONE shares at January 1, 1994, except as follows:

                                                         AMOUNT AND NATURE
                            NAME AND ADDRESS               OF BENEFICIAL       PERCENT
TITLE OF CLASS            OF BENEFICIAL OWNER                OWNERSHIP         OF CLASS
- --------------     ----------------------------------    -----------------     --------
Common Stock..     BANK ONE OHIO TRUST COMPANY, N.A.        32,125,711            9.26%
                   100 East Broad Street                        shares(1)
                   Columbus, Ohio 43271

     Set forth below is information concerning the number of shares of BANC ONE Common Stock(2) owned beneficially by all BANC ONE directors and executive officers (40 individuals) as a group as of January 1, 1994 and by the executive officers of BANC ONE named in the Summary Compensation Table on page 9, except with respect to Messrs. John B. McCoy and McWhorter whose share ownership is reported in the information on directors under "Election of Directors":

                                                         AMOUNT AND NATURE OF
                 NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP     PERCENT OF CLASS
    ---------------------------------------------------  --------------------     ----------------
    All Directors and Executive Officers as a group
      (40 individuals).................................        3,311,736(3)              (4)
    Richard J. Lehmann.................................          124,520                 (4)
    Thomas E. Hoaglin..................................           70,881(5)              (4)
    Joseph D. Barnette, Jr. ...........................          206,253(6)              (4)

- ---------------
(1) Includes shares held by BANC ONE affiliates which have trust powers and which hold shares in various agency and trust accounts. With respect to those accounts, the BANC ONE affiliates have the sole power to vote approximately 19,850,824 of such shares, shared power to vote approximately 1,334,630 of such shares, sole power to dispose of approximately 11,317,584 of such shares and shared power to dispose of approximately 4,902,519 of such shares. All of the stock of the BANC ONE affiliates is owned by BANC ONE.

(2) No shares of BANC ONE Preferred Stock are beneficially owned by any BANC ONE director or executive officer, except for the 600 shares of BANC ONE Preferred Stock owned by one executive officer and constituting less than 1% of all the outstanding shares of BANC ONE Preferred Stock.

(3) Includes options, which were, or within 60 days became, exercisable to purchase 121,705 shares of BANC ONE Common Stock, but does not include options to purchase 965,127 shares of BANC ONE Common Stock which options are not presently exercisable. Includes 544,618 shares of BANC ONE Common Stock awarded as restricted stock which may be voted by the recipients.

(4) Directors and executive officers of BANC ONE, individually and in the aggregate, beneficially own less than 1% of the outstanding shares of BANC ONE Common Stock.

(5) Excludes options on 49,299 shares which were not exercisable on or within 60 days of January 1, 1994. Includes restricted stock awards for 27,383 shares which may be voted by Mr. Hoaglin.

(6) Excludes options on 59,651 shares which were not exercisable on or within 60 days of January 1, 1994. Includes restricted stock awards for 20,981 shares which may be voted by Mr. Barnette.

     APPROVAL OF 1994 KEY EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN
             FOR THE CHAIRMAN AND PRESIDENT OF BANC ONE CORPORATION

     At the present time, as in previous years, to further incent selected officers of BANC ONE and its subsidiaries to achieve corporate and individual goals, such individuals have been eligible for cash bonus awards pursuant to BANC ONE's existing Key Management Incentive Compensation Plan (the "Existing Plan"). Until 1994, all cash payments made pursuant to the Existing Plan have been deductible by BANC ONE for federal income tax purposes. However, as a result of recent changes in federal tax laws (specifically, the Omnibus Reconciliation Act of 1993 (the "Act")), some payments, if made under the Existing Plan to BANC ONE's Chairman or President in 1994 or subsequent years, would not be deductible by BANC ONE and BANC ONE would lose the tax benefits of such payments.

     In order that BANC ONE might continue to provide incentive compensation to its Chairman and President and retain the tax benefits associated therewith, on December 23, 1993 the Committee established, subject to shareholder approval, the 1994 Key Executive Management Incentive Compensation Plan (the "1994 Plan"), effective as of January 1, 1994. If the 1994 Plan is approved by shareholders and otherwise complies with the Act, this substitution of the 1994 Plan for the Existing Plan for the Chairman and President will allow BANC ONE to continue to avail itself of federal tax deductions with respect to certain payments made pursuant to the 1994 Plan which would not be available as deductions if paid under the Existing Plan. Like the Existing Plan, which will remain in place with respect to other officers of BANC ONE and its affiliates, the 1994 Plan provides for cash award opportunities based upon the level of performance of each of the participants.

     The Act added a new Section 162(m) to the Internal Revenue Code of 1986, as amended, (the "Code") which no longer permits publicly held corporations, such as BANC ONE, to deduct as compensation "applicable employee remuneration" paid to "covered employees" to the extent that the remuneration paid to a "covered employee" exceeds $1 million for a taxable year. "Covered employees" is defined in the Code by reference to Securities and Exchange Commission rules governing disclosure of compensation paid to certain executive officers. As a result, "covered employees" for purposes of the Code is effectively defined to include a public company's chief executive officer and four most highly compensated officers (other than the chief executive officer) at the end of the corporation's fiscal year.

     In order that BANC ONE may continue to deduct certain components of amounts paid to its Chairman and President (the only employees impacted by the limitation impacting "covered employees" with total compensation exceeding $1 million), pursuant to new Section 162(m), such compensation (i) must be payable on account of the obtainment of one or more pre-established performance goals;
(ii) the performance
goals must be established by a compensation committee of the Board of Directors comprised solely of two or more outside directors; (iii) the material terms of the compensation and the performance goals must be disclosed to and approved by the shareholders before payments are made; and (iv) the compensation committee must certify that the performance goals have been satisfied before payment is actually made.

     The performance objectives or goals for the Chairman and President pursuant to the 1994 Plan have been approved and adopted for BANC ONE by the Committee, which is comprised solely of outside directors of BANC ONE CORPORATION. These objectives or performance goals include specific targets for earnings growth and return on assets and provide for awards based upon achieving these goals as set forth in a matrix established by the Committee. The 1994 Plan specifies that the "target award level" for the Chairman and President of BANC ONE are 60% and 55%, respectively, of the base pay of each for the year. These target award levels are at the same level as established under the Existing Plan in effect during 1993.

     More specifically, the performance goals include (i) increasing BANC ONE's earnings over the prior calendar year and (ii) achieving a high return on assets. Established performance thresholds (at least a 5% increase in earnings from the previous year and a return of assets of not less than 1.15%) must be met by BANC ONE prior to any award being paid under the 1994 Plan. The performance matrix specifying the actual award payment for the plan year (for
1994) as a percentage of the target award level as established by the Committee is based upon the relationship between return on assets and earnings growth as set forth in the matrix.

     Calculation of the bonus to be paid under the 1994 Plan for BANC ONE's Chairman will be calculated by (x) multiplying the Chairman's base pay by (y)
0.60 (the target level for the Chairman) times (z) the percentage set forth in the matrix which, provided earnings for the year exceed earnings for the preceding year by at least 5% and return on assets for the year is not less than 1.15%, range from 50% to 200% based upon the return on assets and earnings growth as set forth in the matrix. The formula for the calculation of the President's 1994 award under the 1994 Plan would be identical to that of the Chairman's except that the base pay would be multiplied by 0.55 (the President's target level).

     Pro forma benefits for 1994 Plan. The following table sets forth the awards that would have been paid under the 1994 Plan had the 1994 Plan been in effect during 1993.

                                                                           DOLLAR          NUMBER
              NAME                       PRINCIPAL POSITION                VALUE          OF UNITS
- --------------------------------  ---------------------------------      ----------       ---------
John B. McCoy...................  Chairman and CEO, BANC ONE             $1,167,200          N/A
Donald L. McWhorter.............  President/COO, BANC ONE                $  652,000          N/A
Richard J. Lehmann..............  Chairman, Banc One Arizona Corp               N/A          N/A
Thomas E. Hoaglin...............  Chairman, Banc One Ohio Corp                  N/A          N/A
Joseph D. Barnette, Jr..........  Chairman, Banc One Indiana Corp               N/A          N/A
     Total for Executive
       Group....................                                         $1,819,200          N/A
     Total for Non-Executive
       Director Group...........                                                N/A          N/A
     Total for Non-Executive
       Officer Employee Group...                                                N/A          N/A

     Following year-end 1994, prior to any payment being made under the 1994 Plan, the Committee must certify to the Board of Directors that the performance goals, as described above, have been satisfied.

     If the 1994 Plan is approved by the Shareholders and the other conditions as set forth above are satisfied, payments made to BANC ONE's Chairman and President under the 1994 Plan will be ordinary income to such individuals and will be deductible by BANC ONE as compensation expense. Payments will be made in cash in the calendar year following performance or, if requested by a recipient on a timely basis, an award or a portion thereof may be deferred until the participant's retirement. Such deferred payments will be invested by BANC ONE in one or more funds for the benefit of the employee until the time of distribution. This deferral option has also been available under the Existing Plan for many years.

     The Committee may amend the 1994 Plan or the performance criterion at any time; however, in doing so, the requirements of Section 162(m) must be met in order that payments made to the Chairman and President thereunder remain eligible as deductible compensation expenses to BANC ONE CORPORATION for federal tax purposes.

     The Board of Directors continues to believe that incentive compensation is an important component of total compensation for its Chairman and President. Such compensation is intended to incent these executives to ensure that BANC ONE achieves specified earnings growth and return on assets. Given the fact that both BANC ONE's earnings growth and return on assets are annually among the highest in the industry, sustaining such results year after year is an important goal to both BANC ONE and its shareholders. The attainment of such goals are integrally linked to BANC ONE's favorable market value to book value, which the Board of Directors believes to be important to all BANC ONE shareholders. Conditioning awards under the 1994 Plan for the Chairman and President on or upon the achievement of goals related to earnings growth and return on assets is regarded as important to the realization of those goals. Substitution of the 1994 Plan for the Existing Plan with respect to BANC ONE's Chairman and President will allow BANC ONE to continue to deduct such payments under the new tax law.

     Approval of the 1994 Plan requires the affirmative vote of the holders of the majority of outstanding shares of BANC ONE CORPORATION Common Stock.

     FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 1994 PLAN AND THE PERFORMANCE GOALS ESTABLISHED BY THE COMMITTEE.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand, which has served as independent certified public accountants to BANC ONE since its formation, has been selected by the Board of Directors to serve in that capacity in 1994. A representative of Coopers & Lybrand will be present at the Annual Meeting of Shareholders in order to respond to questions and to make any other statement he deems appropriate.

                             SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be considered for presentation at the 1995 Annual Meeting of Shareholders, such proposals must be received by BANC ONE not later than November 12, 1994.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

     BANC ONE's Regulations provide that shareholder nominations for election as directors may be made in compliance with certain advance notice, informational and other applicable requirements. In order to be considered, a shareholder's notice of director nomination must be delivered to or mailed and received by the

Secretary of BANC ONE at 100 East Broad Street, Columbus, Ohio 43271 not less than 60 or more than 90 days prior to BANC ONE's Annual Meeting; provided, however, that if the Annual Meeting is called and less than 75 days prior public disclosure of the date of the meeting is given, timely notice by the shareholder must be delivered to or mailed and received by the Secretary of BANC ONE at the above address not later than the close of business on the earlier of the 15th day following the day on which public disclosure of the date of the meeting was made or the 15th day following the date that notice of the meeting was mailed. BANC ONE's Annual Meeting is traditionally held on the third Tuesday of April of each year. A shareholder's notice of director nominations must contain certain information required by the Regulations of BANC ONE. Copies of the Regulations are available upon request made to the Secretary of BANC ONE at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for shareholder proposals to be included in BANC ONE's proxy materials for a meeting of shareholders.

                                 OTHER BUSINESS

     As of the date of the Proxy Statement, the Board of Directors and management are not aware of any other matter which will come before the Annual Meeting of Shareholders. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the person or persons entitled to vote the shares represented by such proxy discretionary authority to vote the same with regard to any other matter in accordance with their best judgment in the interest of BANC ONE.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POST-PAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY PRIOR TO ITS BEING VOTED.

                                          By Order of the Board of Directors

                                          ROMAN J. GERBER
                                          Executive Vice President
                                          and Secretary

Columbus, Ohio
March 11, 1994

                             BANC ONE CORPORATION
                       PROXY FOR SHARES OF COMMON STOCK

                        Annual Meeting of Shareholders
                                April 19, 1994


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         -----------------------------------------------------------

The undersigned hereby appoints John R. Hall, Frederick P. Stratton, Jr. and Robert D. Walter, and each of them, Proxies, with power of substitution to each, for and in the name of the undersigned to vote, as designated below, all the shares of Common Stock of BANC ONE CORPORATION held of record by the undersigned as of February 25, 1994 at the Annual Meeting of Shareholders to be held on April 19, 1994 or any adjournment thereof.


1. ELECTION OF DIRECTORS

     FOR all nominees listed below   /  /        WITHHOLD AUTHORITY  /  /
     (except as marked to the                    to vote for all
     contrary below)                             nominees listed below


        Charles E. Exley, E. Gordon Gee, John R. Hall, Laban P. Jackson, Jr., John B. McCoy, John G. McCoy, Rene C. McPherson, Donald L. McWhorter, Thekla R. Shackelford, Alex Shumate, Frederick P. Stratton, Jr., Romeo J. Ventres, and Robert D. Walter.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


_____________________________________________________________________________


2. Proposal to approve the 1994 Key Executive Management Incentive Compensation Plan


         For  /  /        Against  /  /        Abstain  /  /


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                          (PLEASE SEE REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT, FOR PROPOSAL 2, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO PROPOSAL 3.


The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement, each dated March 11, 1994. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.


Date: ______________________ , 1994      ____________________________________
                                                    (Signature)


                                          ____________________________________
                                                    (Signature)



                                          (When signing as attorney, as
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such. If a corporation, please sign
                                          in full corporate name by President
                                          or other authorized officer. If a
                                          partnerhsip, please sign in
                                          partnership name by authorized
                                          person.)



            Please mark, sign, date and return this Proxy promptly
                         using the exclosed envelope.

                              BANC ONE CORPORATION

           1994 KEY EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN


SECTION 1.  Establishment, Purpose, and Effective Date of Plan

         1.1 Establishment. BANC ONE CORPORATION (the CORPORATION) hereby establishes the "Key Executive Management Incentive Compensation Plan" (the
Plan) for the Chairman and the President of the CORPORATION.

         1.2 Purpose. The purpose of the Plan is to promote the interest of the CORPORATION and its shareholders by strengthening its ability to attract and retain executive key management talent and to motivate superior levels of performance.

         1.3 Effective Date. The Plan is effective as of January 1, 1994. The Plan was established on December 23, 1993 by the Personnel and Compensation Committee of the Board of Directors of the CORPORATION, subject to the approval by the shareholders of the CORPORATION prior to the payment of any awards.


SECTION 2.  Plan Administration

         2.1 Plan Administration. The Plan is administered by the Personnel and Compensation Committee of the Board of Directors of BANC ONE CORPORATION. Its findings and determinations regarding this Plan are official and final.


SECTION 3.  Definitions

         3.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

                 (a) "Award" means the cash amount payable from the achievement of performance goals as stated in the Plan.

                 (b) "Committee" means the Committee appointed by the Board of Directors of the CORPORATION to administer the Plan. This Committee shall consist of two (2) or more outside directors as defined by Section 162(m) of the Internal Revenue Code of 1986 as amended from time to time.

                 (c) "Corporation" means BANC ONE CORPORATION, a bank holding company under the Bank Holding Company Act of 1956, headquartered in Columbus, Ohio.

                 (d) "Disability" means disability as determined by the Committee in good faith upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

                 (e) "Plan Year" means the one year period beginning January 1 and ending on December 31 of each calendar year.

         3.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


SECTION 4.  Eligibility and Participation

         4.1 Eligibility and Participation. Participation in the Plan is limited to the employees holding the positions of Chairman and President of BANC ONE CORPORATION. Participation may be revoked at any time by the Committee. An employee whose participation is revoked will be notified, in writing, of such revocation as soon as practicable following such action. An individual who becomes eligible to participate in the Plan during the Plan Year may be approved by the Committee for a partial year of participation. In such case, the participant's award shall be prorated based on the number of full months of participation.


SECTION 5.  Award Determination

         5.1 Target Award Level. Target Award levels are expressed in terms of a percentage of Base Pay. Base Pay is the salary earned while participating in the Plan in the current Plan Year. The Target Award level for the Chairman is 60% of Base Pay. The Target Award for the President is 55% of Base Pay.

         5.2 Maximum Award Level. The maximum amount payable under the Plan is defined as a percentage of the Target Award. The 1994 Maximum Award level is 200% of the Target Award. This results in a Maximum Award of 120% of Base Pay for the Chairman and 110% of Base Pay for the President.

         5.3 Corporate Performance Measure. The Corporate Performance Thresholds for the Plan Year shall be a minimum increase in earnings over the prior calendar year and a minimum Return on Assets (ROA), as established by the Committee. The established performance thresholds must be met by the CORPORATION prior to any incentive awards being paid. A performance matrix specifying the actual award payments for the Plan Year as a percentage of Target Award Level will be established by the Committee for each Plan Year, and will be based on the relationship between ROA and Earnings Growth. The matrix will determine the award payment.

         5.4 Payment of Awards. At the end of each Plan Year, awards will be computed for each participant. Award amounts may vary above or below the Target Award level based on the determination of Corporate performance results. Payment of Awards will be made in cash, subject to applicable tax withholding, as soon as practicable after the achievement of performance measures and other material terms of the Plan is certified, and individual awards are approved, by the Committee, provided, however that the Committee may in its sole discretion reduce individual awards determined by the performance matrix.

         5.5 Modification, Amendment, and Termination of the Plan. The Plan may be modified, amended, or terminated at any time by the Board of Directors of the CORPORATION. The existence of the Plan does not obligate or bind BANC ONE CORPORATION to pay an award to any participant (or beneficiary) nor does any participant (or beneficiary) attain any vested, non-forfeitable right to an award until the award has been finalized and approved for payment by the Committee.


SECTION 6.  Termination of Employment

         6.1 Termination of Employment. In the event a participant's employment is terminated due to death or Disability, the participant's award will be reduced to reflect the partial year of participation. This reduction will be determined by multiplying the award by a fraction, the numerator of which is the Participant's total months of participation in the current Plan Year through the date of termination rounded up to whole months, and the denominator of which is twelve (12). The participant's award will be paid as soon as practicable following the end of the Plan Year and after the attainment of the Performance Measures is certified by the Committee. In the event a participant's employment is terminated for reasons other than death or disability, all rights to an award for the Plan Year will be forfeited.

         6.2 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, or if for any reason such designation is ineffective, in whole or in part, benefits remaining unpaid at the Participant's death shall be paid to his estate.


SECTION 7.  General Provisions

         7.1 Tax Withholding. Any and all payments made under the Plan shall be subject to applicable federal, state, or local taxes required by the law to be withheld.

         7.2 Benefit Plans Treatment of Award as Compensation. Amounts paid under this Plan will not be considered compensation for purposes of other BANC ONE Qualified Benefit Plans unless specifically provided for in such plans. The treatment of these amounts under any non-qualified benefit plans will be determined according to the provisions of such plans.

         7.3 Deferral of Award. If a participant has been designated as eligible to participate in the BANC ONE CORPORATION Incentive Compensation Deferral Plan, an award or portion thereof granted under the Plan may be deferred pursuant to the terms of that plan, provided a timely deferral election is made by the participant.

         7.4 Nontransferability. Except as specifically provided herein or as may otherwise be required by law, no undistributed bonus amount payable to the participant may be sold, transferred, or assign or encumbered, in whole or in part, by a participant, and any attempt to so alienate or subject any such amount shall be void.